For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Completes Acquisition of AmeriPride Services

Combination Expands Scope and Geography of Uniforms Business

Philadelphia, PA, January 22, 2018 – Aramark (NYSE: ARMK) announced today that it completed the previously announced acquisition of AmeriPride Services Inc. for approximately $1.0 billion.

AmeriPride is a leading uniform and linen rental and supply company in the U.S. and Canada, with annual revenue of approximately $600 million. The combination of these two uniform services companies will create a leading uniform services provider with enhanced scale and capabilities, serving nearly 500,000 customers. The transaction will bolster Aramark's competitive position in the U.S., and immediately establish a strong position in Canada.

“This merger will enable us to enhance customer service, drive greater efficiencies, expand career opportunities for our employees and we expect it will generate sustainable value for our shareholders,” said Eric J. Foss, Chairman, President and CEO of Aramark. “I welcome AmeriPride’s talented and experienced team to the Aramark family, and look forward to our future success as a combined organization.”

Aramark will host a conference call to review its first quarter 2018 earnings on Tuesday, February 6, 2018 at 10:00 a.m. ET, and will also provide an update on the integration of its recently completed acquisitions of Avendra, LLC and AmeriPride at that time.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world's leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world.  Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities.  Aramark is recognized as one of the World's Most Admired Companies by FORTUNE as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.
Cautionary Statements Regarding Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance including with respect to, without limitation, the benefits of our acquisition of AmeriPride, as well as statements regarding AmeriPride’s and our services and products. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They relate to the topics set forth above or use words such as "outlook," "aim," "anticipate," "are confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  Such risks and uncertainties include, among others, our ability to successfully integrate AmeriPride’s business and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride including whether the transaction will be accretive and within the expected timeframe, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to AmeriPride and its management; AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and the other factors set forth in the  "Risk Factors," -" Legal Proceedings" and "Management Discussion and Analysis of Financial Condition and Results of Operations" sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 22, 2017 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.